UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

April 30, 2015

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of shareholders on April 30, 2015.

The four nominees for Director were elected for three year terms expiring 2018 as follows:

William G. Hargett	For	58,607,704
	Against	114,573
	Abstain	50,559
	Broker non-votes	5,897,554

Alan A. Kleier	For	58,596,510
	Against	124,750
	Abstain	51,576
	Broker non-votes	5,897,554

Stephen A. Snider	For	58,047,294
	Against	675,376
	Abstain	50,166
	Broker non-votes	5,897,554

Gary C. Youngblood	For	58,008,074
	Against	713,489
	Abstain	51,273
	Broker non-votes	5,897,554

Described below are the other matters voted upon at the Annual Meeting and the number of affirmative votes, negative votes, abstentions and broker non-votes.

I.	Proposal to ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accountants – approved.

For	63,961,582
Against	627,873
Abstain	80,935
Broker non-votes	– – –

II.	Advisory vote on executive compensation – approved.

For	57,766,216
Against	875,682
Abstain	130,938
Broker non-votes	5,897,554

III.	Shareholder proposal with respect to a report on methane gas emissions – not approved.

For	16,399,899
Against	39,427,527
Abstain	2,945,410
Broker non-votes	5,897,554

IV.	Shareholder proposal with respect to a report on climate change business risk – not approved.

For	14,370,374
Against	41,495,629
Abstain	2,906,833
Broker non-votes	5,897,554

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

April 30, 2015	/s/ J. David Woodruff
J. David Woodruff Vice President, General Counsel and Secretary of Energen Corporation

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